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                                                                    EXHIBIT 24.1


                               POWER OF ATTORNEY


We, the undersigned, officers and directors of SAF T LOK INCORPORATED, hereby severally constitute FRANKLIN W. BROOKS our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below with respect to the Registration Statement on Form S-8 filed herewith and any and all amendments to said Registration Statement and generally to do all such things in our name and behalf in out capacities as officers and directors to enable SAF T LOK INCORPORATED to comply with the provisions of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Registration Statement and any and all amendments thereto. This Power of Attorney may be executed in several counterparts.

Signature                         Title                       Date
---------                         -----                       ----



/s/ Franklin W. Brooks            Chairman of the Board of    January 21, 1999
Franklin W. Brooks                Directors



/s/ Jeffrey W. Brooks             Director, Vice President,   January 21, 1999
Jeffrey W. Brooks                 Secretary and Treasurer



/s/ William M. Schmidt            Director and Employee       January 21, 1999
William M. Schmidt



/s/ Dennis W. DeConcini           Director                    January 21, 1999
Dennis W. DeConcini



/s/ James V. Stanton              Director                    January 21, 1999
James V. Stanton